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                                                                   EXHIBIT 10.11

                       CONSOLIDATED CONTAINER HOLDINGS LLC
                            LONG TERM INCENTIVE PLAN


                  SECTION 1. PURPOSE. The purpose of this Consolidated Container Holdings LLC Long Term Incentive Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional officers and other key employees and consultants of the Company and its Affiliates; (ii) motivating such individuals to maximize stockholder value by awarding bonus opportunities based upon future appreciation in the value of the Company.

                  SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, or controls or is under common control with, a Person and (ii) any entity in which such Person has a significant equity interest, in either case as determined by the Committee.

                  "Award" shall mean any bonus award made under Section 5 of the Plan.

                  "Base Amount" shall mean the value of 2.25 percent of the fully diluted equity of the Company determined as of the date of Vestar's investment in the Company ($29.66/Unit), increased by the amount of any dividends which, at any time prior to the occurrence of a Liquidity Event (as hereinafter defined), are paid on the equity of the Company (other than any dividends paid in respect of any federal, state, or other taxes).

                  "Bonus Pool" has the meaning specified in Section 4(a).

                  "Closing" shall mean the date of the closing of the transactions contemplated by the Contribution and Merger Agreement dated as of April 29, 1999, by and among Suiza Foods Corporation, Franklin Plastics, Inc., the Suiza companies identified therein, Vestar Packaging LLC, Reid Plastics Holdings, Inc., the Reid companies identified therein, the Company (as hereinafter defined), and its subsidiaries defined therein.

                  "Committee" shall mean the Management Committee of the Company.

                  "Company" shall mean Consolidated Container Holdings LLC, together with any successor thereto.


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                                       3


                  "Effective Date" shall mean July 1, 1999.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Internal Rate of Return" shall mean, as of the date of any Liquidity Event, the annualized internal rate of return realized by Vestar on the Base Amount.

                  "Liquidity Event" shall mean the first to occur of any one of the following events: (A) the sale (by means of a stock purchase, merger, tender or exchange offer, or any other transaction (other than a secondary offering)) of all or substantially all of the Units of the Company held by Vestar and its affiliates to an unaffiliated third party, (B) the sale of all or substantially all of the assets of Consolidated Container Holdings LLC and its affiliates to an unaffiliated third party or (C) in connection with or following the first sale of common stock of the Company to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, which results in an active trading market in such equity (it being understood that such an active trading market shall be deemed to exist if, among other things, the shares of common stock of the Company are listed on a national securities exchange or on NASDAQ) (an "Initial Public Offering"), the sale of 50% or more of the Units of the Company held by Vestar and its affiliates to an unaffiliated third party in a secondary offering to the public pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

                  "Participant" shall mean any individual selected by the Committee, after consultation with the Chief Executive Officer of the Company, to receive an Award under the Plan.

                  "Payment Date" shall mean the date on which a Participant is entitled to receive a payment in respect of an Award.

                  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

                  "Plan" shall mean this Consolidated Container Holdings LLC Long Term Incentive Plan.


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                                       4


                  "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

                  "Units" means units of the Company as defined in the Company's operating agreement dated as of ________ __, 199_ or such other securities of the Company into which such units shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction.

        "Vestar" shall mean Vestar Packaging LLC and any of its Affiliates.


                  SECTION 3.  ADMINISTRATION.

                  (a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the terms and conditions of any Award consistent with the provisions of the Plan, (iii) waive any terms or conditions of an Award (including, without limitation, accelerating or waiving any vesting conditions); (iv) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

                  (b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

     (c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

                  SECTION 4.  BONUS POOL.

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                                       5


                  (a) Upon the occurrence of a Liquidity Event, the Committee shall establish a bonus pool (the "Bonus Pool") the aggregate amount of which shall be equal to the positive difference, if any, between the value of 216,802 units of the equity of the Company determined as of the date of the Liquidity Event, on a fully diluted basis and with due regard to the consideration received by Vestar, and the Base Amount. The amount of the Bonus Pool shall be calculated upon the occurrence of a Liquidity Event and shall be subject to payment pursuant to Section 5.

                  (b) Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any extraordinary dividend or other distribution, recapitalization, reorganization, merger, consolidation, issuance of warrants, sale of Company securities or other similar corporate transaction or event affects the Company and the Internal Rate of Return such that an adjustment is determined by the Committee in good faith to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the manner in which the Internal Rate of Return shall be calculated for purposes of the Plan.

                  SECTION 5. AWARDS

                  (a) GRANT AND FORM OF AWARDS. From time to time, on or prior to the occurrence of a Liquidity Event, the Committee, in consultation with the Company's Chief Executive Officer, may make Awards to Participants under the Plan which shall be expressed as a right, subject to satisfaction of the terms and conditions of the Award, to receive a stipulated percentage of the Bonus Pool (the "Bonus Opportunity"); PROVIDED that in no event may the aggregate of all Bonus Opportunities exceed 100% of the Bonus Pool. In the event that all or any portion of an Award is forfeited or the total of Bonus Opportunities is less than 100 percent, the amount of such forfeited or unawarded Awards shall increase, on a pro rata basis, the amount otherwise payable to each Participant.

                  (b) EFFECT OF TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of the Plan, in the event of a Participant's termination of employment for any reason prior to the occurrence of a Liquidity Event, the Participant's entire Award shall be forfeited.
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                                       6

                  (c) PAYMENT OF AWARDS. Any Award not previously forfeited by a Participant shall be valued upon the occurrence of a Liquidity Event based upon the amount of the Bonus Pool and the Participant's Bonus Opportunity and shall be paid to such Participant within ninety (90) days of the date of such Liquidity Event; PROVIDED, HOWEVER, that no Participant shall be entitled to any payment in respect of a Liquidity Event unless the Liquidity Event produces an Internal Rate of Return, as follows:

         IF LIQUIDITY EVENT OCCURS:                  APPLICABLE INTERNAL RATE OF
                                                         RETURN IS

         After the Closing but
         on or before  December 31, 2000                      34.5%

         On or after January 1, 2001 but
         on or before December 31, 2001                       31.9%

         On or after January 1, 2002 but
         on or before December 31, 2002                       28.4%

         On or after January 1, 2003 but
         on or before December 31, 2004                       24.0%

         On or after January 1, 2005                          22.5%


                  (d) FORM OF PAYMENT. Payment in respect of the Awards shall be paid in cash or in other property received by Vestar in the Liquidity Event, as determined by the Committee.

                  (e) EVENTS OF DEFAULT. In the event that payment by the Company in respect of any Award (or portion thereof) would constitute an event of default for purposes of any Company credit facility or other indebtedness then outstanding or would cause the Company to suffer a substantial financial hardship, as the Committee shall in its good faith discretion determine, the Company shall have the right to (i) delay payment in respect of such Awards until twenty (20) days following the date on which such default or substantial financial hardship ceases to exist and (ii) satisfy its payment obligations in respect of such Award by delivery of a subordinated promissory note, payable over five years and bearing interest at the prime rate of interest as in effect at the time of the applicable Liquidity Event.

                  SECTION 6. AMENDMENT AND TERMINATION.
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                  (a) AMENDMENTS TO THE PLAN. The Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; PROVIDED that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and PROVIDED, FURTHER, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

                  (b) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

                  SECTION 7. GENERAL PROVISIONS.

                  (c) NONTRANSFERABILITY. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (d) NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

                  (e) WITHHOLDING. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate


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                                       8

shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash,Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

                  (f) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

                  (g) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

                  (h) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

                  (i) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

                  (j) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material

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                                       9

or relevant to the construction or interpretation of the Plan or any provision thereof.

                  SECTION 8. TERM OF THE PLAN.

                  (k) EFFECTIVE DATE. The Plan shall be effective as of the date of its approval by the Board of Directors of the Company, subject to approval of the Company's stockholders in a manner intended to comply with the provisions of Section 280G(b)(5) of the Code.

                  (b) EXPIRATION OF PLAN AND TERMINATION OF AWARDS. The Plan shall terminate upon the consummation of a Liquidity Event, subject only to the Company's satisfaction of its payment obligation with respect to any then outstanding Awards.